SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               BALTEK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               BALTEK CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 28, 1998






To The Shareholders:

     Notice is hereby given that an annual meeting of Shareholders of Baltek Corporation will be held at the offices of Baltek Corporation, 10 Fairway Court, Northvale, New Jersey, on May 28, 1998, at 10:00 A.M. (Eastern Daylight Savings
Time):

         1. To elect seven (7) directors of the Company to hold office for the ensuing year;

         2. To approve the appointment of Deloitte & Touche LLP, Certified Public Accountants, as the independent auditors of the Company for 1998; and

         3. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     A Proxy Statement relating to such meeting is enclosed herewith. The Annual Report of the Company for the fiscal year ended December 31, 1997 is also enclosed. Shareholders of record at the close of business on April 15, 1998 will be entitled to notice of and to vote at said meeting or any adjournments thereof.

     It is important that your shares be represented and voted at the Annual Meeting, regardless of whether or not you plan to attend in person. You are therefore urged to sign, date and return the enclosed proxy card in the envelope provided.

                                              By Order of the Board of Directors


                                                      MARGOT W. KOHN
                                                        Secretary

Northvale, New Jersey
April 24, 1998

--------------------------------------------------------------------------------
Please fill in, date, sign and mail promptly the accompanying proxy in the return envelope furnished for that purpose, whether or not you plan to attend the meeting.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                               BALTEK CORPORATION
                                  P.O. Box 195
                                10 Fairway Court
                           Northvale, New Jersey 07647


             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 28, 1998

To the Shareholders of Baltek Corporation:

     This statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders of Baltek Corporation (the "Company") to be held at 10:00 A.M. Eastern Daylight Time on May 28, 1998 at the offices of Baltek Corporation, 10 Fairway Court, Northvale, New Jersey and at any adjournments thereof. All shareholders of record at the close of business on April 15, 1998 are entitled to notice of and to vote at such meeting. Proxy Cards and Proxy Statements are expected to be mailed to shareholders on or about April 24, 1998. The stock transfer books will not be closed. The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting.

     Any proxy, if received in time for voting and not revoked, will be voted at the meeting in accordance with the directions of the shareholder. Any shareholder giving a proxy has the power to revoke it in person or by a writing delivered to the Secretary of the Company at any time before it is exercised. All expenses incurred in connection with this solicitation will be borne by the Company.

     The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. However, if any other matter properly comes before the meeting, it is intended that the persons named in and acting under the enclosed form of proxy, or their substitutes, will vote on such matters in accordance with their best judgment.

     At the close of business on April 10, 1998, the Company had outstanding 2,523,261 shares of Common Stock. Each share has one vote. Unless the context otherwise indicates, the term "Company" refers to Baltek Corporation.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's common stock at March 20, 1998 by each person known to the Company to be the beneficial owner at that date of more than 5 percent of the outstanding common stock of the Company, by each director, and by all directors and officers of the Company as a group (1):

         Name and Address                                          Number of                  Percent
         Beneficial Owner                                           Shares                   of Class
         ----------------                                           ------                    --------
         Jacques Kohn                                                467,087                     18.5
         10 Fairway Court
         Northvale, N.J. 07647
         Jean Kohn                                                   467,087                     18.5
         10 Fairway Court
         Northvale, N.J. 07647
         Bernard Kohn (a)                                            337,150                     13.4
         10 Fairway Court
         Northvale, N.J. 07647
         Henri-Armand Kohn                                            11,963                        *
         Reich & Tang Asset Management L.P. (b)                      305,500                     12.1
         Benson J. Zeikowitz                                             200                        *
         Bernard J. Wald                                                 -0-                        *
         William F. Nicklin                                           10,000                        *
         Margot W. Kohn (c)                                              -0-                        *
         All directors and officers as a group                       956,337                     37.9
         (10 persons including those named above)

------------------
* Less than 1 %

(a) The shares owned by Bernard Kohn are held in a voting trust, dated May 25, 1991, of which his brothers, Jacques Kohn and Jean Kohn, are the voting Trustees.

(b) Successor to New England Investment Companies L.P. as the owner of the shares listed.

(c) Margot W. Kohn disclaims any beneficial interest in shares owned by her husband.

(1) For purpose of the above table, beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act. Other than with respect to officers and directors of the Company, the information in this table is based solely upon the information contained in the Form 13G filed by the named entity with the Securities and Exchange Commission.

                              ELECTION OF DIRECTORS

     Seven (7) Directors are to be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and shall have qualified.

     The members of the Board of Directors are elected by a plurality of the shares present or represented at this meeting, and voting on the election of directors.

     Unless otherwise instructed, shares represented by the proxies will be voted for the election of the nominees listed below, all of whom are members of the present Board of Directors. All of the members of the Board of Directors, except Bernard J. Wald, who was appointed to fill a vacancy on March 24, 1998, were elected to their present term of office by the vote of the Shareholders at the annual meeting of the Company on May 22, 1997.

     The table below sets forth each nominee for election as a Director (based on information supplied by them), their name, their age and their principal occupation or employment during the past five years.


                         INFORMATION CONCERNING NOMINEES


                                            Principal Occupation
                                            or Employment by the                        Has Served
                                               Company unless                           as Director
Name                                          otherwise indicated                        since                       Age
----                                          -------------------                        -----                       ---

Jacques Kohn (b)                         President                                       1969 (a)                     76

Jean Kohn (b)                            Executive Vice President                        1969 (a)                     73

Henri-Armand Kohn (b)                    Executive Vice President                        1997                         49

Benson J. Zeikowitz (c)                  Management Consultant                           1969 (a)                     71

Bernard J. Wald (d)                      Member of the law firm                          1998                         65
                                         of Herzfeld & Rubin, P.C.
Margot W. Kohn (b)                       Secretary                                       1975                         72

William F. Nicklin (e)                   Branch Manager, Account                         1981                         54
                                         Executive and Managing
                                         Director, BT Alex. Brown
                                         (a securities broker dealer)

--------------------------------------------------------------------------------
(a)  Has been a Director of the Company and its predecessors for over 20 years.

(b) Jacques Kohn and Jean Kohn are brothers. Henri-Armand Kohn is the son of Jean Kohn. Margot W. Kohn is the wife of Jacques Kohn.

(c) For over 20 years, up until January 1, 1998, Benson Zeikowitz served as Treasurer of the Company.

(d) Legal services are provided to the Company by the law firm of Herzfeld & Rubin, P.C.

(e) Mr. Nicklin is a member of the Board of Directors of Carco Electronics, a corporation registered under Section 12 of the Exchange Act. None of the other nominees are members of the Board of Directors of any corporations registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Act.

     The Board of Directors has an Audit Committee, the current members of which are William F. Nicklin and Bernard J. Wald. The functions of the Audit Committee comprise generally the following: recommend to the Board of Directors the firm of independent accountants to serve the Company each fiscal year; review the scope, fees and results of the audit by the independent accountants; and review the internal accounting control procedures of the Company and compliance with those procedures and policies. The Audit Committee had two meetings in 1997.

     The Board of Directors also has a Compensation Committee, the current members of which are William F. Nicklin and Bernard J. Wald. The Compensation Committee is to review periodically, and at least annually, the current compensation of the officers of the Company, and determine whether an adjustment is to be made in the amount and kinds of compensation to be paid to each of the officers. In 1997, no significant changes were made in the base compensation of the officers. The Compensation Committee had one meeting in 1997.

     The Board of Directors held one meeting in 1997. Jean Kohn, a member of the Board of Directors, did not attend that meeting. The Company has no Nominating Committee.


                             Executive Compensation

     The following information is furnished with respect to the President of the Company, as the Chief Executive Officer (CEO) and the Company's four most highly compensated officers, other than the CEO (all five are referred to collectively as the "named executive officers").

                                                 SUMMARY COMPENSATION TABLE

                                                                              Long Term Compensation
---------------------------------------------------------------------------------------------------------------------------
                                      Annual Compensation                         Awards          Payouts
---------------------------------------------------------------------------------------------------------------------------
    (a)                 (b)       (c)         (d)            (e)             (f)          (g)       (h)           (i)
                                                                                      Securities
                                                            Other        Restricted   Underlying
Name and                                                   Annual           Stock      Options/    LTIP         All Other
Principal Position     Year   Salary (4)   Bonus (1)  Compensation (3)    Award(s)     SARs (#)   Payout    Compensation (2)
---------------------------------------------------------------------------------------------------------------------------
Jacques Kohn           1997    $192,107    $25,352         $14,502           $0            0        $0          $13,755
President & CEO        1996    $192,107     $5,000         $14,502           $0            0        $0           $3,371
                       1995    $192,107    $35,531         $14,502           $0            0        $0           $8,933

Jean Kohn              1997    $184,922    $24,413         $10,551           $0            0        $0          $13,755
Executive Vice         1996    $184,922     $5,000         $10,551           $0            0        $0           $9,239
President              1995    $184,992    $34,216         $10,551           $0            0        $0          $16,658

Antonio R. Diaz        1997    $193,319    $25,512          $5,328           $0            0        $0          $13,755
Vice President-Latin   1996    $190,260     $5,000          $5,328           $0            0        $0           $9,239
American Operations    1995    $185,990    $34,400          $5,201           $0            0        $0          $16,658

Margot W. Kohn         1997    $166,150    $21,927          $9,822           $0            0        $0          $13,755
Secretary              1996    $166,150     $5,000          $9,822           $0            0        $0           $2,294
                       1995    $166,150    $30,731          $9,822           $0            0        $0           $7,725

Henri-Armand Kohn      1997    $197,901    $26,117          $3,207           $0            0        $0          $13,755
Executive Vice         1996    $161,437     $5,000          $3,207           $0            0        $0           $9,239
President              1995    $159,336    $29,470          $3,207           $0            0        $0          $16,658

----------------
(1) The bonuses were paid pursuant to the Company's Officers' Group Bonus Plan, adopted in 1988. The provisions of the Plan are as follows: (a) the Plan covers seven officers of the Company including the named executive officers; (b) the bonus is based on income before taxes (IBT) and before bonus; (c) no bonus is paid until consolidated IBT is at least 4% of revenues, except that if the Company is profitable then a minimum bonus of $5,000.00 each is paid; (d) Group bonus is calculated as follows:

                                IBT as a %           Group bonus as a
                                of Revenues              % of IBT
                                -----------              --------

                                4 to 5.99%                  5%
                                6 to 7.99%                  8%
                                 8 and up                   10%

     (e) the group bonus shall be divided pro-rata based on the current annual salaries of the officers; and (f) the maximum bonus for each shall not exceed 30% of annual compensation.

(2) The amounts represent contributions by the Company under the Baltek Corporation Profit Sharing Plan, a qualified contribution plan covering all salaried employees, to which the Company makes annual contributions out of its profits. Each contribution is allocated to participants on the basis of their respective rates of compensation, but with lesser amounts allocated to compensation that constitutes "wages" for Social Security purposes, in accordance with the rules of the Internal Revenue Code. The Plan provides for vesting of amounts contributed by the Company over a period of years.

(3) The amounts are premiums paid by the Company on individual life insurance policies on the lives of seven officers, including the named executive officers. Each individual executive owns the policy on his life. This insurance is in addition to a group-term life insurance policy providing term insurance on all the salaried employees, with a maximum coverage per employee of $50,000.

(4) The Company has adopted an amendment to the Profit Sharing Plan described in note (2) providing an election to all the participants, pursuant to
     Section 401(k) of the Internal Revenue Code, to defer between 2 percent and 10 percent of salary. Amounts deferred are paid over to the Trustee under that Plan. The amendment does not provide for matching Company contributions. The amounts of salary listed in column (c) are the salaries of the named executive officers before any elective deferral under the amendment.

     Members of the Board of Directors are not compensated for services on the Board of Directors, except for William F. Nicklin and Benson J. Zeikowitz who are compensated $3,000 per annum plus a fee of $350 for each meeting of the Board of Directors. Mr. Zeikowitz received no compensation as a member of the Board of Directors in 1997, when he served as an officer of the Company.


                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Committee's compensation policy is subjective and not subject to specific criteria. The base salaries of the executive officers were not increased in 1997.

     The policy of the Compensation Committee as to compensation payable to executive officers is that the executive officers function as an integrated team, headed by the CEO. They earn bonuses under the Officers' Group Bonus Plan, depending upon the profitability of the Company's operations. Increases in the salaries of officers are not based on the profit performance of the Company, but rather on exceptionally valuable services of particular officers and also on years of service.

     As stated above, the compensation of the CEO was not increased for the year 1997. The compensation received by him for that year is based on services over a period of more than 50 years for the Company and its predecessors.

     His work requires involvement and decision-making in all areas of the Company's core materials and shrimp business in the United States, Ecuador, and in all other markets where the Company's products are sold. His compensation for 1997 was well-earned.

                                                          COMPENSATION COMMITTEE
                                                          Bernard J. Wald
                                                          William F. Nicklin


                                PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a hypothetical $1.00 investment made at the close of business at the end of the years 1992 through 1997 in: (a) the Company's common stock; (b) the NASDAQ Market Value Index; and (c) the SIC Based Peer Group #2430 Millwork, Veneer, Plywood. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in, the market price of the stock and each of the indices.


                             INDEX OF TOTAL RETURNS:
                 Baltek Corporation; NASDAQ Market Value Index;
                   Peer Group #2430 Millwork, Veneer, Plywood
                       January 1, 1993 - December 31, 1997



                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]





                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET



                                      FISCAL YEAR ENDING
                     -----------------------------------------------------
COMPANY              1992     1993      1994      1995      1996      1997

BALTEK CORP          100     121.74    113.04    147.83    126.09    160.87
INDUSTRY INDEX       100     115.58    122.75    122.42    147.00    180.61
BROAD MARKET         100     119.95    125.94    163.35    202.99    248.30

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On recommendation of the Audit Committee, the Board of Directors recommends the appointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1998.

     A representative of Deloitte & Touche LLP will be present at this Annual Meeting with the opportunity to make a statement and to respond to shareholder questions.

     The Board of Directors considers Deloitte & Touche LLP to be well qualified to serve as auditors. The Board of Directors recommends a vote "For" the proposal to ratify the selection of Deloitte & Touche LLP as independent accountants for the year 1998.

     Ratification of the selection of Deloitte & Touche LLP as independent accountants requires the affirmative vote of a majority of shareholders present in person or by proxy at this meeting and voting on this proposal.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the best of the Company's knowledge, all forms that were required to be filed with the Securities and Exchange Commission during 1997 under Section 16
(a) of the Securities and Exchange Act of 1934 by any of the Company's directors or officers were filed in a timely fashion.


                              SHAREHOLDER PROPOSALS

     Any shareholder proposal to be considered by the Company for inclusion in the 1999 Annual Meeting of Shareholders proxy materials must be received by the Company not later than December 24, 1998.


                                  OTHER MATTERS

     While the Board of Directors does not know of any matters which may be brought before the meeting, the proxy confers discretionary authority with respect to the transaction of any other business. It is expected that shares represented by proxies will be voted in support of the Board of Directors on any question which may properly be submitted at the meeting.

                                              By Order of the Board of Directors


                                                        MARGOT W. KOHN
                                                          Secretary

Northvale, New Jersey
April 24, 1998

                                REVOCABLE PROXY
                               BALTEK CORPORATION

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

                       SOLICITED BY THE BOARD OF DIRECTORS

PROXY for Annual Meeting of Shareholders to be held on May 28, 1998 at 10:00 A.M. Eastern Daylight Time at the offices of Baltek Corporation, 10 Fairway Court, Northvale, New Jersey.


   The undersigned hereby appoints Jacques Kohn, Benson J. Zeikowitz and Bernard J.Wald, or any one of them, with full power of substitution, as proxies to vote at the Annual Meeting of Shareholders (including adjournments) of Baltek Corporation to be convened May 28, 1998.


1. For all directors nominees listed (except any nominee whose name is written in by shareholder)

   Nominees: Jacques Kohn, Jean Kohn, Henri-Armand Kohn, Benson J. Zeikowitz, Bernard J. Wald, Margot W. Kohn, William F. Nicklin

                [   ] FOR      [   ] WITHHOLD      [   ] EXCEPT


INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------




2. Proposal to approve the selection of Deloitte & Touche LLP as auditors of the Company.

                [   ] FOR      [   ] AGAINST      [   ] ABSTAIN


3. In their discretion, upon such matters as may properly come before the meeting. The Board of Directors recommends a vote FOR Proposal 1 and 2.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED UPON THE RESOLUTIONS LISTED ABOVE IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY THE STOCKHOLDER, BUT IF NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS, AND OTHERWISE ACCORDING TO MANAGEMENT RECOMMENDATIONS.

   This proxy is to be voted for each proposition unless a contrary vote is specified. It may be revoked at any time prior to its exercise in person or by a writing delivered to the Secretary of the Company.

   When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.

          Please be sure to sign and date this Proxy in the box below.


                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above



    Detach above card, sign, date and mail in postage paid envelope provided.

                               BALTEK CORPORATION
                       c/o Registrar and Transfer Company
                                10 Commerce Drive
                               Cranford, NJ 07016

PLEASE DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.